UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 19, 2007, Getty Images, Inc. (we) entered into an agreement with U.S. Bank National Association (U.S. Bank), as Administrative Agent and Sole Lead Arranger, for a 364-day senior unsecured revolving credit facility (the Facility). The Facility initially makes $200 million available for borrowing but includes a feature that allows us to increase the available funds to $350 million within the first six months of the term of the Facility. Funds drawn down under the Facility may be used for general corporate purposes, including for acquisitions, redemption or repayment of all or a portion of our existing $265 million of 0.50% convertible subordinated debentures (the Convertible Subordinated Debentures), and working capital requirements. We currently intend to draw down funds under the Facility to fund, in part, the anticipated acquisition of MediaVast, Inc.

The interest rate on funds drawn down under the Facility ranges from LIBOR plus 0.60% to 0.75% depending on our leverage ratio. We will be charged 0.125% to 0.15% on funds available (initially $200 million and ultimately $350 million should we elect to increase the available funds) but not drawn down. The Facility requires us to maintain a maximum leverage ratio of 2.75 throughout its term. Our leverage ratio is defined as our total interest bearing debt divided by a trailing four quarter average of our earnings before interest expense, income tax expense, depreciation, amortization, non-cash items (including equity-based compensation expense) and any non-recurring items.

The Facility is subject to customary events of default, including events of default on our other outstanding debt, as applicable, upon the occurrence of which we would be required to immediately repay any funds drawn down under the Facility. However, the purported default under the indenture to the Convertible Subordinated Debentures based on our failure to file our Quarterly Report on Form 10-Q for the third quarter of 2006 by the prescribed filing date under Securities and Exchange Commission (SEC) regulations (disclosed most recently in our Current Report on Form 8-K dated February 21, 2007), will not create an event of default under the Facility. Under the terms of the Facility, we must become current on our periodic SEC filings by June 14, 2007 to avoid an event of default.

Fees paid in connection with the establishment of the Facility will be deferred and amortized to interest expense on a straight-line basis over the term of the Facility. In addition to the Facility, we also have other banking and investment management relationships with U.S. Bank.

This summary of the Facility is qualified in its entirety by reference to the commitment letter and the credit facility agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

ITEM 1.02	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On March 19, 2007, we terminated our 364-day $100 million unsecured senior revolving credit facility entered into with U.S. Bank on May 4, 2006. This facility was replaced by the facility discussed above under Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
10.1	Commitment letter from U.S. Bank National Association to Getty Images, Inc., dated March 12, 2007

10.2	$350 million senior unsecured revolving credit facility agreement between Getty Images, Inc. and U.S. Bank National Association, dated March 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer

Date: March 23, 2007